Exhibit 23.2

December 23, 2002

United States Securities and
Exchange Commissioner
Washington, DC 20549

FORM S-3/A REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in Amendment No. 1 to the Registration Statement of Investors Real Estate Trust on Form S-3 dated December 23, 2002, of our Legality and Tax Matters opinion letters dated December 11, 2002. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

PRINGLE & HERIGSTAD, P.C.

By /s/ David J. Hogue David J. Hogue